Exhibit 99.1

Akoya Biosciences Announces Preliminary Financial Results for the Fourth Quarter and Full Year 2023 and Provides 2024 Outlook

MARLBOROUGH, Mass., (GLOBE NEWSWIRE) January 7, 2024 -- Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced preliminary unaudited revenue for the fourth quarter and full year ended December 31, 2023, and projected year end 2023 cash, cash equivalents, and restricted cash balance, which remain subject to quarter end closing adjustments and are also unaudited.

•	Revenue for the fourth quarter of 2023 is expected to be between $25.5 million and $26.5 million, as compared to $21.2 million for the corresponding quarter of 2022.

•	For the fiscal year of 2023, revenue is expected to be between $95.6 million and $96.6 million, as compared to $74.9 million for the fiscal year of 2022.

•	Year end 2023 projected cash, cash equivalents, and restricted cash balance is expected to be between $83.0 million and $85.0 million.

“The fourth quarter of 2023 is expected to be another record revenue quarter for Akoya, demonstrating our continued business momentum and commercial execution in the rapidly growing spatial biology market,” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences. “Throughout 2023, we delivered strong financial performance on the topline while maintaining operating expenses at a steady level, bolstering our confidence in achieving cash flow positivity earlier than previously projected.”

2024 Financial Outlook

The Company, based on its current plans and initiatives, expects full year 2024 revenue to grow 20%+ and projects achieving operating cash flow breakeven by year end 2024.

The financial results in this press release reflect expectations based on currently available information. The company has yet to complete its quarter end closing and the information has not been audited and actual results are therefore subject to change.

Use of forward-looking statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our preliminary results for the fourth quarter and full year 2023 revenue, our projected year end 2023 cash, cash equivalents and restricted cash balance, our ability to achieve operating cash flow breakeven and cash flow positivity, our projections regarding timing for achieving operating cash flow breakeven and cash flow positivity, statements regarding our expectations for full year revenue growth for 2024 and other statements regarding our future financial and operational performance.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Akoya Biosciences Investor Contact

Priyam Shah

Sr. Director, Investor Relations

investors@akoyabio.com

Akoya Biosciences Media Contact:

Christine Quern

media@akoyabio.com